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                                                                       EXHIBIT J

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in Pre-Effective Amendment No. 2 under the Securities Act of 1933 and Amendment No. 2 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 333-61366 and 811-10385) and related Prospectus and Statement of Additional Information of Pacific Funds and to the incorporation by reference therein of our report dated June 22, 2001, with respect to the financial statements for the period from May 21, 2001 (date of formation) to June 20, 2001, filed with the Securities and Exchange Commission.



Los Angeles, California
September 25, 2001